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                                                                     EXHBIT 99.1

                                  Letterhead

FOR IMMEDIATE RELEASE:
July 29, 1997                                              CONTACT:
                                                           Bill Smith
                                                           (319) 372-3152

Four M Paper Corporation announced today that it will resume operations at its mill in Ft. Madison, Iowa. The mill has been on temporary shutdown since March 31, 1997 because of unfavorable market conditions.

Bill Smith, General Manager of Four M Paper, stated, "We will begin bringing employees back on August 4th, and employees will be called back on a staggered basis thereafter. Our plan is start-up the mill on August 18, 1997 and be in full production by September 1, 1997."

"The company is pleased that conditions have improved enough to begin operations. We know how difficult it has been for our employees during this period and appreciate their dedication to the mill."

The mill employs approximately 123 people. It manufactures semi-chemical corrugated medium, and will celebrate it's 75th anniversary this year.